                   SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, DC 20549

                               FORM 8-K

                            CURRENT REPORT
                 PURSUANT TO SECTION 13 OR 15(D) OF THE
                    SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   January 15, 1998
                                                    ----------------

                       H. F. Ahmanson & Company
          --------------------------------------------------
          (Exact name of registrant as specified in charter)


          Delaware            1-8930               95-0479700
      ---------------      ------------        -------------------
      (State or other      (Commission           (IRS employer
      jurisdiction of      file number)        identification no.)
      incorporation)


      4900 Rivergrade Road, Irwindale, California          91706
      -------------------------------------------        ----------
       (Address of principal executive offices)          (Zip code)


Registrant's telephone number, including area code    (626) 960-6311
                                                      ---------------

                            Not applicable
                        ----------------------
       (Former name or former address, if changed since last report)

ITEM 5.   OTHER EVENTS.

      On January 15, 1998, H. F. Ahmanson & Company (the "Company"), issued a press release reporting its results of operations during the quarter and year ended December 31, 1997.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits.

      99.1 Press release dated January 15, 1998 reporting results of operations during the quarter and year ended December 31, 1997.

                                  SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:  January 15, 1998

                                        H. F. AHMANSON & COMPANY

                                         /s/ George Miranda
                                        ----------------------------
                                        George Miranda
                                        First Vice President and
                                        Principal Accounting Officer

H. F. AHMANSON & COMPANY
4900 Rivergrade Road
Irwindale, California  91706       HOME SAVINGS OF AMERICA
                                   SAVINGS OF AMERICA             NEWS

FOR IMMEDIATE RELEASE                            CONTACTS:
---------------------
                                                    MEDIA:  MARY TRIGG
                                                            (626) 814-7922
                                                 INVESTOR:  STEVE SWARTZ
                                                            (626) 814-7986


                   AHMANSON REPORTS $0.89 FOURTH QUARTER EPS
                        AND RECORD NET INCOME FOR 1997
 - NONPERFORMING ASSETS DECLINED $59.3 MILLION IN THE FOURTH QUARTER OF 1997 -

     Irwindale, CA, January 15, 1998 -- H.F. Ahmanson & Company, (AHM-NYSE), parent company of Home Savings of America, today reported fourth quarter 1997 net income of $99.5 million, 9% above the $91.2 million reported in the fourth quarter of 1996. On a diluted common share basis, fourth quarter 1997 earnings were $0.89 per share, a 20% increase from $0.74 per share in the fourth quarter of 1996.

     Net income for 1997 was a record $413.8 million, or $3.59 per diluted common share, compared to $145.3 million in 1996, or $0.92 per diluted common share.

     Charles R. Rinehart, chairman and chief executive officer of H.F. Ahmanson and Home Savings, said, "1997 was a great year for H.F. Ahmanson, its stockholders, employees and customers. Earnings per share were at record levels, the California economy registered solid improvements, and our common stock provided a 110% total return to stockholders.

     "We have in place an array of consumer and business banking products to supplement our traditional first mortgage products in order to take advantage of our strong banking franchise. These products provide increased convenience to our customers and diversify our sources of earnings."

     1997 net income and earnings per share numbers include the after-tax gain of $34.1 million on the sale of Home Savings' deposit branches in West Florida and Arizona and a net after-tax cost of $3.2 million relating to the withdrawn merger proposal for Great Western Financial Corporation. Excluding these items, 1997 net income would have been $382.9 million (adjusted 1997 net income) and 1997 earnings per share would have been $3.31 (adjusted 1997 EPS). 1996 net income and earnings per share include the effects of the gain on the sale of Home Savings' San Antonio, Texas retail deposit branch system (the San

Antonio gain), the Savings Association Insurance Fund (SAIF) recapitalization and the First Interstate Bank (FIB) branch acquisition charge. Excluding these items, 1996 net income would have been $294.0 million (adjusted 1996 net income) and 1996 earnings per share would have been $2.19 (adjusted 1996 EPS). Adjusted 1997 net income increased 30% compared to adjusted 1996 net income, and adjusted 1997 EPS increased 51% compared to adjusted 1996 EPS.

     Earnings per share, for both the 1997 fourth quarter and full year, grew at a faster rate than net income as a result of the company's ongoing stock purchase program. As of December 31, 1997, the company had purchased 27.6 million common shares since initiating the first stock purchase program in October 1995, or 23% of the then outstanding shares, at an average price per share of $33.57.

     During the fourth quarter of 1997, nonperforming assets (NPAs) decreased by $59.3 million, reaching their lowest level in 7 1/2 years. At year end 1997, NPAs totaled $595.3 million, or 1.28% of total assets, compared to $846.2 million, or 1.70% of total assets, at December 31, 1996. NPAs for the year 1997 declined $250.9 million, or 30%, from year-end 1996. Troubled debt restructurings totaled $212.3 million at December 31, 1997. NPAs declined throughout most of 1997, reflecting the company's aggressive efforts in dealing with problem assets and a broadly based strengthening in the California economy.

     Return on average equity (ROE) was 16.6% for the fourth quarter of 1997 compared to 14.7% in the fourth quarter of 1996. ROE would have been 16.2% for the year 1997 compared to 10.7% for 1996, excluding the previously mentioned gains and charges in the respective periods.

RESULTS OF OPERATIONS

NET INTEREST INCOME

     Net interest income totaled $306.4 million in the fourth quarter of 1997, compared to $317.7 million in the fourth quarter of 1996. Net interest income for 1997 totaled $1.23 billion compared to $1.25 billion in 1996. The decline in net interest income was due to a decrease in interest-earning assets, offset slightly by an increase in the net interest margin.

     For the fourth quarter and the year 1997, the average net interest margins were 2.76% and 2.68%, respectively, compared to 2.68% and 2.63% for the 1996 periods. Net interest margins were 2.64%, 2.66%, and 2.70% for the first three quarters of 1997, respectively.

FEE INCOME

     Fee income, consisting of banking and other retail service fees and other fee income, was $46.2 million in the fourth quarter of 1997, compared to $45.4 million in the third quarter of 1997, and $44.2 million in the fourth quarter of 1996. For the year 1997, fee income was $183.0 million, a 34% increase compared to $136.7 million in 1996. The increase in 1997 was due to growth in fee income from the retail branch system and Griffin Financial Services, a subsidiary offering securities and insurance products and services.

GENERAL AND ADMINISTRATIVE EXPENSES

     General and administrative expenses (G&A) totaled $188.2 million in both the fourth quarter of 1997 and the fourth quarter of 1996. In the third quarter of 1997, G&A was $182.1 million. G&A was $737.5 million in 1997, compared to $761.3 million in 1996, exclusive of the SAIF recapitalization and the charge relating to the FIB branch acquisition.

     The company's efficiency ratio was 51.4% in the fourth quarter of 1997, compared to49.5% in the same 1996 period and 50.0% in the third quarter of 1997. For the year 1997, the company's efficiency ratio was 49.8%, compared to 52.2% in 1996, exclusive of the SAIF recapitalization and charge relating to the FIB branch acquisition.

CREDIT COSTS

     During the fourth quarter of 1997, credit costs (the loan loss provision and REO expenses) were $22.0 million, compared to $57.0 million in the fourth quarter of 1996. For the year 1997, credit costs were $137.2 million, compared to $250.8 million in 1996. Credit costs declined in each quarter of 1997, and were $46.3 million in the first quarter, $39.9 million in the second quarter, and $29.0 million in the third quarter. The significant decline in credit costs reflects both lower net charge-offs and lower nonperforming asset levels.

     Net loan charge-offs for the fourth quarter of 1997 totaled $13.0 million, compared to $38.5 million in the fourth quarter of 1996. In 1997, net charge-offs totaled $78.9 million compared to $151.4 million in 1996.

LOAN FUNDINGS

     Loan fundings increased each quarter and totaled $5.9 billion in 1997, compared to $5.7 billion in 1996.

     Home Savings funded $1.5 billion of residential mortgages in the fourth quarter of 1997, compared to $1.2 billion in the fourth quarter of 1996. In 1997 the company funded $5.0 billion in residential mortgages compared to $5.2 billion in 1996. Fifty-seven percent of 1997 residential fundings were ARMs, compared to 65% in 1996. For the fourth quarter of 1997, 45% of residential fundings were ARMs, compared to 70% for the fourth quarter of 1996.

     Consumer loan fundings totaled a record $247.6 million during the fourth quarter of 1997 compared to $157.4 million in the fourth quarter of 1996. For the year 1997, consumer loans funded totaled $843.0 million compared to $382.2 million in 1996. Of the 1997 production, 81% was secured by real estate or cash. In December 1997, the company funded $90.0 million in consumer loans, its highest month ever. The consumer loan portfolio totaled $1.1 billion at December 31, 1997.

     Business banking fundings were $28.6 million in the fourth quarter of 1997 and $90.0 million for the year 1997. The growing volume of business loan fundings reflects the completion of the rollout of the business banking program to Home Savings' California branches in June 1997.

CAPITAL

     At December 31, 1997, Home Savings of America's capital ratios exceeded the minimum regulatory requirement to be rated "well-capitalized," which is the highest regulatory capital standard.

STOCK PURCHASE PROGRAMS

     In the fourth quarter of 1997, the company completed its fourth stock purchase program and began its fifth program of $400 million. In the fourth stock purchase program, the company purchased 4.7 million shares of its outstanding common stock at an average price per share of $52.96. During the fourth quarter of 1997, the company purchased a total of 1.8 million shares, investing $109 million at an average price per share of $60.82. Of the $400 million authorized for the company's fifth program of purchase activity, $374.4 million remained at December 31, 1997. The parent company had $305 million in cash at December 31, 1997.

     In addition, the company redeemed its 9.60% Preferred Stock, Series B in September 1996, and, on January 6, 1998, announced that it will redeem at par its $195 million, 8.40% Preferred Stock, Series C. The redemption of the Series C preferred stock on March 2, 1998 will contribute approximately $0.10 per share to annual earnings.

FORWARD-LOOKING STATEMENT

     This release contains forward-looking statements with respect to the financial condition, results of operations, and business of H.F. Ahmanson & Company. These forward-looking statements involve risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) changes in the interest rate environment reduce interest margins; (2) general economic conditions, either nationally or in the states in which the company will be doing business, are less favorable than expected; or (3) legislation or regulatory changes adversely affect the businesses in which the company would be engaged.

                                   ********

	H.F. Ahmanson & Company, with $46.7 billion in assets, is the parent company of Home Savings of America. Home Savings' deposit base is $32.3 billion. It operates 370 retail deposit branches in three states and 126 mortgage lending offices in nine states.

                                   ********

     Additional information about H.F. Ahmanson & Company and Home Savings of America can be retrieved free of charge through Corporate News on the Net:
                   http://www.businesswire.com/cnn/ahm.shtml
     For information regarding PC Banking, Home Loans, Investments, Insurance, Business Banking and Consumer Loans, Contact Home Savings Website: http://www.homesavings.com

H. F. AHMANSON & COMPANY AND SUBSIDIARIES
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
(dollars in thousands except per share data)

At End of Period                                    December 31, 1997  September 30, 1997  December 31, 1996
----------------                                    -----------------  ------------------  -----------------
  Total assets                                        $ 46,678,752        $ 46,799,157       $ 49,902,044
  Investment portfolio                                $    976,957        $    608,287       $  1,184,857
  Loans receivable and mortgage-backed
    securities (MBS)                                  $ 43,275,582        $ 43,840,875       $ 46,085,670
  ARMs included in loans receivable and MBS           $ 40,925,681        $ 41,684,196       $ 44,070,098
  Allowance for loan losses                           $    377,351        $    380,368       $    389,135
  Allowance for losses on REO                         $     11,400        $     14,688       $     32,137
  Deposits                                            $ 32,268,375        $ 32,447,317       $ 34,773,945
  Borrowings and trust capital securities             $ 10,977,730        $ 10,724,344       $ 11,728,934
  Stockholders' equity                                $  2,395,445        $  2,386,357       $  2,433,049
  Book value per common share                         $      20.57        $      20.17       $      19.09
  Tangible book value per common share                $      18.79        $      18.37       $      17.31
  Total common shares outstanding                       93,155,823          94,411,284        102,153,052


For the Three Months Ended
--------------------------
  Net interest income                                $     306,362        $    302,835       $    317,722
  Credit costs (1)                                   $      22,030        $     28,983       $     56,962
  Net income (2)                                     $      99,494        $     95,539       $     91,247
  Net income per diluted common share (2),(5)        $        0.89        $       0.84       $       0.74
  Dividends per common share                         $        0.22        $       0.22       $       0.22
  Loans originated and purchased                     $   1,791,219        $  1,589,386       $  1,441,948

  Average Interest Rates:
    Yield on loans and MBS                                    7.51%               7.46%              7.39%
    Yield on investment portfolio                             6.71%               6.97%              7.13%
    Yield on interest-earning assets                          7.49%               7.45%              7.39%
    Cost of deposits                                          4.46%               4.43%              4.38%
    Cost of borrowings and trust capital securities           6.30%               6.39%              6.33%
    Cost of interest-costing liabilities                      4.92%               4.93%              4.86%
    Interest rate spread                                      2.57%               2.52%              2.53%
    Net interest margin                                       2.76%               2.70%              2.68%


For the Years Ended
-------------------
  Net interest income                                $   1,234,885                           $  1,252,514
  Credit costs (1)                                   $     137,217                           $    250,804
  Net income (3)                                     $     413,782                           $    145,258
  Net income per diluted common share (3),(5)        $        3.59                           $       0.92
  Dividends per common share                         $        0.88                           $       0.88
  Loans originated and purchased                     $   5,908,872                           $  6,795,820 (4)

  Average Interest Rates:
    Yield on loans and MBS                                    7.42%                                  7.38%
    Yield on investment portfolio                             6.84%                                  6.87%
    Yield on interest-earning assets                          7.41%                                  7.37%
    Cost of deposits                                          4.43%                                  4.48%
    Cost of borrowings and trust capital securities           6.29%                                  6.31%
    Cost of interest-costing liabilities                      4.89%                                  4.94%
    Interest rate spread                                      2.52%                                  2.43%
    Net interest margin                                       2.68%                                  2.63%

(1) Credit costs consist of provision for loan losses and the operations of foreclosed real estate.
(2) Net income for the three months ended December 31, 1996 would have been $87.2 million, or $0.70 per share, before the gain on sale of the San Antonio, Texas retail deposit branch system.
(3) Net income for the year ended December 31, 1997 would have been $382.9 million, or $3.31 per share, before the gain on sales of the Arizona and West Florida retail deposit branch systems and net Great
    Western Financial acquisition costs.  Net income for year ended December 31, 1996 would have been
    $294.0 million or $2.19 per share, before the gain on sale of the San Antonio, Texas retail branch deposit system and the SAIF special assessment and FIB acquisition charges.
(4) Includes FIB loans acquired of $1.1 billion.
(5) The Company adopted Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings per Share"
    as of December 31, 1997.  SFAS No. 128 replaces primary earnings per share ("EPS") with basic EPS and fully diluted EPS with diluted EPS.  Basic EPS is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period.  Diluted EPS reflects the potential dilution of options, warrants and convertible securities.  Net income per common share amounts for periods prior to December 31, 1997 have been restated to reflect the adoption of SFAS No. 128.

H. F. AHMANSON & COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Unaudited) (in thousands)



Assets                                      December 31, 1997   September 30, 1997   December 31, 1996
------                                      -----------------   ------------------   -----------------
Cash and amounts due from banks                $   603,797          $   476,023         $    691,578
Federal funds sold and securities
   purchased under agreements to resell            550,200              186,200              737,500
Other short-term investments                         5,110                6,141               14,782
                                               -----------          -----------         ------------
  Total cash and cash equivalents                1,159,107              668,364            1,443,860
Other investment securities                          9,669               10,343               11,597
Investment in stock of Federal Home
  Loan Bank (FHLB)                                 411,978              405,603              420,978
MBS                                             12,791,391           13,156,959           14,296,512
Loans receivable                                30,484,191           30,683,916           31,789,158
Accrued interest receivable                        194,038              199,098              209,839
Real estate held for development and
  investment (REI)                                 146,518              147,035              147,851
Real estate owned held for sale (REO)              162,440              188,060              247,577
Premises and equipment                             364,626              368,825              424,567
Goodwill and other intangible assets               280,296              286,385              308,083
Other assets                                       674,498              684,569              602,022
                                               -----------          -----------          -----------
                                               $46,678,752          $46,799,157          $49,902,044
                                               ===========          ===========          ===========






Liabilities, Capital Securities of Subsidiary Trust and Stockholders' Equity
----------------------------------------------------------------------------

Deposits                                       $32,268,375          $32,447,317          $34,773,945
Securities sold under agreements to
  repurchase                                     1,675,000            2,325,000            1,820,000
Other short-term borrowings                        837,861              817,897              210,529
FHLB and other borrowings                        8,316,405            7,433,026            9,549,992
Other liabilities                                  954,470            1,156,333              917,198
Income taxes                                        82,732               84,806               48,918
                                               -----------          -----------          -----------
  Total liabilities                             44,134,843           44,264,379           47,320,582
Capital securities, Series A, of
  subsidiary trust                                 148,464              148,421              148,413
Stockholders' equity                             2,395,445            2,386,357            2,433,049
                                               -----------          -----------          -----------
                                               $46,678,752          $46,799,157          $49,902,044
                                               ===========          ===========          ===========

H. F. AHMANSON & COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(dollars in thousands except per share data)

                                                                 For the Three Months Ended                For the Years Ended
                                                          -------------------------------------------          December 31,
                                                          December 31,   September 30,  December 31,   ----------------------------
                                                              1997            1997          1996          1997             1996
                                                          -------------  -------------  -------------  -----------      -----------
Interest income:
  Loans                                                    $   581,993    $   579,925   $   595,852    $ 2,315,253      $ 2,296,786
  MBS                                                          243,719        249,926       272,638      1,020,747        1,161,487
  Investments                                                   16,579         17,625        16,224         67,372           56,522
                                                           -----------    -----------   -----------    -----------      -----------
      Total interest income                                    842,291        847,476       884,714      3,403,372        3,514,795
                                                           -----------    -----------   -----------    -----------      -----------
Interest expense:
  Deposits                                                     364,471        365,641       386,692      1,479,438        1,523,873
  Short-term borrowings                                         42,982         48,130        29,583        167,156          138,182
  FHLB and other borrowings                                    128,476        130,870       150,717        521,893          600,226
                                                           -----------    -----------   -----------    -----------      -----------
      Total interest expense                                   535,929        544,641       566,992      2,168,487        2,262,281
                                                           -----------    -----------   -----------    -----------      -----------
      Net interest income                                      306,362        302,835       317,722      1,234,885        1,252,514
Provision for loan losses                                       10,011         14,868        29,298         67,091          144,924
                                                           -----------    -----------   -----------    -----------      -----------
      Net interest income after provision for loan losses      296,351        287,967       288,424      1,167,794        1,107,590
                                                           -----------    -----------   -----------    -----------      -----------
Noninterest income:
  Gain (loss) on sales of MBS                                     -              -            3,103            (74)           3,074
  Gain on sales of loans                                         3,450            698         3,845         18,274           28,346
  Loan servicing income                                         13,589         16,119        18,449         63,534           68,365
  Banking and other retail service fees                         28,355         29,217        28,082        115,431           78,061
  Other fee income                                              17,878         16,210        16,161         67,528           58,678
  Gain on sales of retail deposit branch systems                  -              -            6,861         57,566            6,861
  Gain (loss) on sales of investment securities                     (9)           181          -               306              313
  Other operating income                                         1,520          1,701         1,507          7,005            8,100
                                                           -----------    -----------   -----------    -----------      -----------
                                                                64,783         64,126        78,008        329,570          251,798
                                                           -----------    -----------   -----------    -----------      -----------
Noninterest expense:
  Compensation and other employee expenses                      87,305         88,603        91,382        355,744          369,264
  Occupancy expenses                                            25,567         25,291        28,695        104,217          122,740
  Federal deposit insurance premiums and assessments             5,961          6,235         1,275         25,014           60,641
  SAIF recapitalization                                           -              -             -              -             243,862
  Other general and administrative expenses                     69,358         61,939        66,833        252,521          222,640
                                                           -----------    -----------   -----------    -----------      -----------
    General and administrative expenses                        188,191        182,068       188,185        737,496        1,019,147
  Net acquisition costs                                           -              -             -             5,475             -
  Operations of REI                                                456          1,008         1,388          3,722           34,961
  Operations of REO                                             12,019         14,115        27,664         70,126          105,880
  Amortization of goodwill and other intangible assets           6,474          6,452         6,935         25,763           18,842
                                                           -----------    -----------   -----------    -----------      -----------
                                                               207,140        203,643       224,172        842,582        1,178,830
                                                           -----------    -----------   -----------    -----------      -----------
Income before provision for income taxes                       153,994        148,450       142,260        654,782          180,558
Provision for income taxes                                      54,500         52,911        51,013        241,000           35,300
                                                           -----------    -----------   -----------    -----------      -----------
Net income                                                 $    99,494    $    95,539   $    91,247    $   413,782      $   145,258
                                                           ===========    ===========   ===========    ===========      ===========
Net income attributable to common shares                   $    91,117    $    87,132   $    82,840    $   380,183      $   100,337
                                                           ===========    ===========   ===========    ===========      ===========

Income per common share (1):
  Basic                                                    $      0.97    $      0.91   $      0.79    $      3.91      $      0.92
  Diluted                                                  $      0.89    $      0.84   $      0.74    $      3.59      $      0.92

Common shares outstanding, weighted average (1):
  Basic                                                     93,851,941     95,528,821   104,652,464     97,162,327      108,650,585
  Diluted                                                  107,607,139    109,318,806   117,973,752    110,827,985      108,650,585


(1) Income per share and the weighted average common shares outstanding for periods prior to December 31, 1997 have been restated
    to reflect the adoption of SFAS No. 128.

H. F. AHMANSON & COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited), CONTINUED (dollars in thousands except per share data)

                                                            For the Three Months Ended                For the Years Ended
                                                     -------------------------------------------         December 31,
                                                     December 31,   September 30,  December 31,    ----------------------------
                                                         1997            1997          1996            1997             1996
                                                     -------------  -------------  -------------   -----------      -----------
Return on average assets (1)                                 0.85%          0.81%         0.73%          0.87%            0.29%
Return on average equity (1)                                16.59%         15.85%        14.71%         17.27%            5.26%
Return on average tangible equity (1),(2)                   18.53%         17.75%        16.64%         19.31%            5.91%
Efficiency ratio                                            51.39%         49.97%        49.47%         49.78%           69.92%

(1) The following table summarizes the returns on average assets, average equity and average tangible equity and the efficiency ratio excluding certain gains and expenses.  The three months ended December 31, 1996 exclude the gain on sale of the San
    Antonio, Texas retail branch deposit system.  The year ended December 31, 1997 excludes the effects of the Arizona and West
    Florida gains on sales of the retail branch deposit systems and the net Great Western acquisition costs.  The year ended
    December 31, 1996 excludes the gain on sale of the San Antonio, Texas retail branch deposit system, the SAIF special assessment and the FIB acquisition charges.

                                                                                           For the Years Ended December 31,
                                                    For the Three Months Ended             --------------------------------
                                                        December 31, 1996                       1997               1996
                                                    --------------------------             ------------        ------------
    Return on average assets                                  0.70%                            0.80%              0.59%
    Return on average equity                                 14.06%                           16.19%             10.66%
    Return on average tangible equity (2)                    15.93%                           18.17%             11.52%
    Efficiency ratio                                         49.47%                           49.78%             52.23%

(2) Net income excluding amortization of goodwill and other intangible assets (net of applicable tax) as a percentage of average equity excluding goodwill and other intangible assets (net of applicable tax).

H. F. AHMANSON & COMPANY AND SUBSIDIARIES
CONSOLIDATED AVERAGE STATEMENTS OF FINANCIAL CONDITION (Unaudited)
(in thousands)


For the Three Months Ended                           December 31, 1997   September 30, 1997    December 31, 1996
--------------------------                           -----------------   ------------------    -----------------
  Loans receivable (1)                                  $30,930,718         $31,013,413           $32,251,980
  MBS (2)                                                13,022,728          13,465,588            14,730,840
                                                        -----------         -----------           -----------
    Total loans and MBS                                  43,953,446          44,479,001            46,982,820
  Investments                                               980,944           1,003,117               905,478
                                                        -----------         -----------           -----------
      Total interest-earning assets                      44,934,390          45,482,118            47,888,298
  Other assets                                            1,864,314           1,879,613             2,102,264
                                                        -----------         -----------           -----------
        Total assets                                    $46,798,704         $47,361,731           $49,990,562
                                                        ===========         ===========           ===========

  Deposits                                              $32,433,597         $32,713,468           $35,084,179
  Borrowings and trust capital securities                10,802,639          11,119,628            11,325,548
                                                        -----------         -----------           -----------
      Total interest-costing liabilities                 43,236,236          43,833,096            46,409,727
  Other liabilities                                       1,163,897           1,117,625             1,099,736
  Stockholders' equity:
   Preferred                                                479,425             482,500               606,141
   Common                                                 1,919,146           1,928,510             1,874,958
                                                        -----------         -----------           -----------
        Total liabilities and stockholders' equity      $46,798,704         $47,361,731           $49,990,562
                                                        ===========         ===========           ===========


For the Years Ended
-------------------
  Loans receivable (1)                                  $31,157,029                               $31,338,823
  MBS (2)                                                13,770,415                                15,534,412
                                                        -----------                               -----------
    Total loans and MBS                                  44,927,444                                46,873,235
  Investments                                               985,540                                   823,049
                                                        -----------                               -----------
      Total interest-earning assets                      45,912,984                                47,696,284
  Other assets                                            1,902,007                                 1,962,211
                                                        -----------                               -----------
        Total assets                                    $47,814,991                               $49,658,495
                                                        ===========                               ===========

  Deposits                                              $33,432,903                               $34,048,256
  Borrowings and trust capital securities                10,960,853                                11,702,162
                                                        -----------                               -----------
    Total interest-costing liabilities                   44,393,756                                45,750,418
  Other liabilities                                       1,025,006                                 1,148,943
  Stockholders' equity:
   Preferred                                                481,323                                   640,255
   Common                                                 1,914,906                                 2,118,879
                                                        -----------                               -----------
        Total liabilities and stockholders' equity      $47,814,991                               $49,658,495
                                                        ===========                               ===========


(1) Excludes the allowance for losses.
(2) Excludes the unrealized gain/loss on MBS available for sale.